Exhibit 99.1

Media Contact	February 24, 2015
Casey Lassiter, 205-410-2777	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Mary Ann Arico, 205-969-6175
maryann.arico@healthsouth.com

HealthSouth Reports Results for Fourth Quarter and Full Year 2014
Discharge Growth of 4.7% (Full Year of 3.5%)
Revenue Growth of 7.2% (Full Year of 5.8%)
Cash Provided by Operating Activities of $70.2 million (Full Year of $444.9 million)
Adjusted EBITDA of $140.8 million (Full Year of $577.6 million)
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services, today reported its results of operations for the fourth quarter and year ended December 31, 2014.
“The fourth quarter marked the conclusion of another solid year of operational performance for HealthSouth,” said Jay Grinney, HealthSouth President and Chief Executive Officer. “Fourth quarter revenues grew 7.2% fueled by a 4.7% increase in the number of patients we treated in our hospitals and a 3.2% increase in our inpatient pricing. We also opened four new hospitals in the quarter and, although we incurred approximately $6 million in net start-up costs associated with these new facilities in the quarter, they position the Company to achieve strong discharge growth in 2015. We also closed on our acquisition of Encompass Home Health and Hospice on December 31st. This acquisition provides new, incremental growth and positions us to offer a broader range of post-acute services which will enhance our ability to compete in the evolving healthcare delivery system.”

Fourth Quarter Results

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Consolidated net operating revenues were $613.4 million for the fourth quarter of 2014 compared to $572.1 million for the fourth quarter of 2013, an increase of 7.2%. This increase was attributable to a 4.7% increase in patient discharges and a 3.2% increase in net patient revenue per discharge. Discharge growth included a 2.2% increase in same-store discharges. Same-store discharges in the fourth quarter of 2014 were negatively impacted by 30 basis points due to the closure of 40 skilled nursing facility beds in June 2014. Discharge growth from new stores of 2.5% primarily resulted from the consolidation of Fairlawn Rehabilitation Hospital ("Fairlawn") in Worcester, Massachusetts effective June 1, 2014 and also included three de novo hospitals that opened in the fourth quarter (Altamonte Springs, Florida; Newnan, Georgia; and Middletown, Delaware) and the acquisition of Quillen Rehabilitation Hospital in Johnson City, Tennessee. Delays encountered in opening three of these hospitals negatively impacted their contribution to new-store discharge growth in the quarter. The increase in net patient revenue per discharge resulted from Medicare and managed care price adjustments offset by the ramping up of new hospitals which are required to treat a minimum of 30 patients for zero revenue as part of the Medicare certification process. Net patient revenue per discharge for the fourth quarter of 2013 was negatively impacted by contractual allowances related to Recovery Audit Contractor audits.

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Income from continuing operations attributable to HealthSouth for the fourth quarter of 2014 was $0.41 per diluted share compared to $(0.31) per basic share for the same period of 2013. Earnings per share for the fourth quarter of 2014 were impacted by a $13.2 million, or $0.08 per share, loss on early extinguishment of debt and

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$9.3 million, or $0.06 per share, of transaction costs associated with the acquisition of Encompass Home Health and Hospice. Earnings per share for the fourth quarter of 2013 included the $71.6 million, or $(0.83) per share, repurchase premium associated with the exchange transactions involving the Company's convertible perpetual preferred stock and 2.00% Convertible Senior Subordinated Notes due 2043 in November 2013. The Company's basic and diluted earnings per share were the same in the fourth quarter of 2013.

•
Cash flows provided by operating activities were $70.2 million for the fourth quarter of 2014 compared to $100.9 million for the fourth quarter of 2013. This decrease primarily resulted from growth in accounts receivable, as discussed below.

•
Adjusted EBITDA (see attached supplemental information) for the fourth quarter of 2014 was $140.8 million compared to $142.3 million for the fourth quarter of 2013. Adjusted EBITDA in the fourth quarter of 2014 was negatively impacted by approximately $6 million in net start-up costs at hospitals that opened during the quarter. Adjusted EBITDA for the fourth quarter of 2014 was positively impacted by approximately $2 million related to the increase in ownership and consolidation of Fairlawn.

•
Adjusted free cash flow (see attached supplemental information) for the fourth quarter of 2014 was $45.4 million compared to $66.3 million for the fourth quarter of 2013. Adjusted free cash flow in the fourth quarter of 2014 was negatively impacted by growth in accounts receivable related to additional claims denials predominantly by one Medicare Administrative Contractor and continued delays at the administrative law judge hearing level. Adjusted free cash flow for the quarter benefited from lower dividends paid on the Company's preferred stock.

Full Year Results

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Consolidated net operating revenues were $2,405.9 million for 2014 compared to $2,273.2 million for 2013, an increase of 5.8%. This increase was attributable to a 3.5% increase in patient discharges and a 3.1% increase in net patient revenue per discharge. Discharge growth included a 1.3% increase in same-store discharges. Same-store discharges were negatively impacted by winter storms in the first quarter of 2014 (40 basis points) and the closure of 40 skilled nursing facility beds in June 2014 (20 basis points). Discharge growth from new stores primarily resulted from the consolidation of Fairlawn effective June 1, 2014. Net patient revenue per discharge in 2014 benefited from Medicare and managed care price adjustments and higher average acuity for the patients served. Net patient revenue per discharge was negatively impacted in 2014 by approximately $9 million for sequestration, which anniversaried on April 1, 2014. Net patient revenue per discharge in 2013 was negatively impacted by contractual allowances established in the fourth quarter of 2013 related to Recovery Audit Contractor audits.

•
Income from continuing operations attributable to HealthSouth for 2014 was $2.24 per diluted share compared to $2.59 per basic share for 2013. Earnings per share for 2014 reflected continued revenue growth, increases in interest expense and depreciation and amortization, and a higher income tax rate. Earnings per share for 2014 were also impacted by three items having a net, favorable after-tax impact of approximately $0.04 per share. These items included the $27.2 million gain on the consolidation of Fairlawn offset by the $13.2 million loss on early extinguishment of debt and $9.3 million of Encompass transaction expenses (see attached supplemental information).

Earnings per share in 2013 were impacted by three items having a net, favorable after-tax impact of approximately $0.65 per share. These items included an approximate $115 million settlement with the Internal Revenue Service and approximately $24 million of gains related to government, class action, and related settlements offset by the $71.6 million repurchase premium on the preferred stock included in the Company's November 2013 exchange transactions (see attached supplemental information). The Company's basic and diluted earnings per share were the same in 2013.

•	Cash flows provided by operating activities were $444.9 million for 2014 compared to $470.3 million for 2013. This decrease was due primarily to growth in accounts receivable, as discussed below.

•
Adjusted EBITDA (see attached supplemental information) for 2014 was $577.6 million compared to $551.6 million for 2013. The year-over-year growth in Adjusted EBITDA was due primarily to continued revenue growth, as well as an approximate $6 million contribution to Adjusted EBITDA from the increase in ownership and consolidation of Fairlawn. The comparison to last year was negatively impacted by approximately $14 million attributable to lower reductions in the Company's self-insurance reserves in 2014 than in 2013. Adjusted

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EBITDA in 2014 also included approximately $8 million for the negative impact of sequestration in the first quarter of 2014 and approximately $4 million in higher net start-up costs, year over year, for new hospitals.

•
Adjusted free cash flow (see attached supplemental information) for 2014 was $311.3 million compared to $330.9 million for 2013. Adjusted free cash flow in 2014 was negatively impacted by growth in accounts receivable related to additional claims denials predominantly by one Medicare Administrative Contractor and continued delays at the administrative law judge hearing level. Additionally, adjusted free cash flow benefited from lower dividends paid on the Company's preferred stock and was negatively impacted by the timing of maintenance capital expenditures related to approximately $12 million of equipment purchased at the end of 2013 for which payment was not required until January 2014.

“During 2014, we demonstrated the advantages of our strong free cash flow generation and balance sheet,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “We used these advantages to fund capacity additions in our core inpatient rehabilitation business, further increase our shareholder distributions via $43 million in common stock repurchases and a 16.7% increase in our quarterly cash dividend on our common stock, and support the year-end acquisition of Encompass Home Health and Hospice. We will use these same advantages in 2015 to support growth opportunities in both of our business segments and to continue our strategy of shareholder distributions.”
Acquisition of Encompass Home Health and Hospice
As previously announced, the acquisition of Encompass Home Health and Hospice was completed on December 31, 2014. Because the Encompass acquisition took place on December 31, 2014, the Company's consolidated results of operations for the year ended December 31, 2014 do not include the 2014 results of operations of Encompass. Beginning in the first quarter of 2015, HealthSouth will manage its operations and disclose financial information using two reportable segments: (1) inpatient rehabilitation and (2) home health and hospice.
2015 Guidance
The Company has established the following guidance ranges for 2015:
Initial 2015 Adjusted EBITDA Guidance: $670 million to $680 million
Initial 2015 Earnings per Share Guidance: $2.24 to $2.29 per diluted share
The Company's guidance for 2015 includes an Adjusted EBITDA contribution of approximately $72 million from Encompass (after noncontrolling interest) and approximately $10 million of new investments in the Company's operating platform. These investments include: (1) a contractual increase in the Company's third-party contract associated with its clinical information system; (2) creation of a new medical services department to provide education and training to medical staffs at the Company's hospitals and to optimize the documentation capabilities of the Company's clinical information system; (3) increased staff in the Company's hospitals to comply with new Medicare quality reporting requirements; and (4) staffing and consulting costs associated with the Company's participation in pilot bundling programs. Earnings per share guidance assumes an effective income tax rate of approximately 40% (using pre-tax income from continuing operations attributable to HealthSouth). For additional considerations regarding the Company's 2015 guidance ranges, see the supplemental slides posted on the Company's website at http://investor.healthsouth.com.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Wednesday, February 25, 2015 to discuss its results for the fourth quarter of 2014. For reference during the call, the Company will post certain supplemental slides at http:// investor.healthsouth.com. The conference call may be accessed by dialing 877 587-6761 and giving the pass code 69328362. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link. An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
About HealthSouth
HealthSouth is one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services in 33 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. HealthSouth can be found on the Web at www.healthsouth.com.

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Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2014 (the “2014 Form 10-K”), when filed, as well as the Company's Current Report on Form 8-K expected to be filed on February 24, 2015. In addition, the Company will post supplemental slides on its website on February 24, 2015 at http://investor.healthsouth.com for reference during its February 25, 2015 earnings call.
When filed, the 2014 Form 10-K can be found on the Company's website at http://investor.healthsouth.com and the SEC's website at www.sec.gov.

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
	(In Millions)
Net operating revenues	$613.4	$572.1	$2,405.9	$2,273.2
Less: Provision for doubtful accounts	(6.6)	(3.6)	(31.6)	(26.0)
Net operating revenues less provision for doubtful accounts	606.8	568.5	2,374.3	2,247.2
Operating expenses:
Salaries and benefits	300.3	272.0	1,161.7	1,089.7
Other operating expenses	91.4	81.7	351.6	323.0
Occupancy costs	10.5	11.2	41.6	47.0
Supplies	29.9	27.1	111.9	105.4
General and administrative expenses	36.4	30.6	124.8	119.1
Depreciation and amortization	27.5	25.2	107.7	94.7
Government, class action, and related settlements	(0.9)	(0.2)	(1.7)	(23.5)
Professional fees—accounting, tax, and legal	1.7	1.7	9.3	9.5
Total operating expenses	496.8	449.3	1,906.9	1,764.9
Loss on early extinguishment of debt	13.2	2.4	13.2	2.4
Interest expense and amortization of debt discounts and fees	25.7	26.5	109.2	100.4
Other income	(1.1)	(1.3)	(31.2)	(4.5)
Equity in net income of nonconsolidated affiliates	(1.9)	(3.0)	(10.7)	(11.2)
Income from continuing operations before income tax expense	74.1	94.6	386.9	395.2
Provision for income tax expense	19.3	30.5	110.7	12.7
Income from continuing operations	54.8	64.1	276.2	382.5
Income (loss) from discontinued operations, net of tax	2.7	0.1	5.5	(1.1)
Net income	57.5	64.2	281.7	381.4
Less: Net income attributable to noncontrolling interests	(15.4)	(15.3)	(59.7)	(57.8)
Net income attributable to HealthSouth	42.1	48.9	222.0	323.6
Less: Convertible perpetual preferred stock dividends	(1.6)	(3.8)	(6.3)	(21.0)
Less: Repurchase of convertible perpetual preferred stock	—	(71.6)	—	(71.6)
Net income (loss) attributable to HealthSouth common shareholders	$40.5	$(26.5)	$215.7	$231.0

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HealthSouth Corporation and Subsidiaries
Consolidated Statements of Operations (Continued)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
	(In Millions, Except per Share Data)
Weighted average common shares outstanding:
Basic	86.6	86.4	86.8	88.1
Diluted	100.8	100.8	100.7	102.1

Basic earnings (loss) per share attributable to HealthSouth common shareholders:
Continuing operations	$0.43	$(0.31)	$2.40	$2.59
Discontinued operations	0.03	—	0.06	(0.01)
Net income	$0.46	$(0.31)	$2.46	$2.58

Diluted earnings (loss) per share attributable to HealthSouth common shareholders:
Continuing operations	$0.41	$(0.31)	$2.24	$2.59
Discontinued operations	0.03	—	0.05	(0.01)
Net income	$0.44	$(0.31)	$2.29	$2.58

Cash dividends per common share	$0.21	$0.18	$0.78	$0.36

Amounts attributable to HealthSouth:
Income from continuing operations	$39.4	$48.8	$216.5	$324.7
Income (loss) from discontinued operations, net of tax	2.7	0.1	5.5	(1.1)
Net income attributable to HealthSouth	$42.1	$48.9	$222.0	$323.6

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HealthSouth Corporation and Subsidiaries
Consolidated Balance Sheets
(Unaudited)

	As of December 31,
	2014	2013
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$66.7	$64.5
Restricted cash	45.6	52.4
Accounts receivable, net of allowance for doubtful accounts of $22.2 in 2014; $23.1 in 2013	323.2	261.8
Deferred income tax assets	188.4	139.0
Prepaid expenses and other current assets	62.7	62.7
Total current assets	686.6	580.4
Property and equipment, net	1,019.7	910.5
Goodwill	1,084.0	456.9
Intangible assets, net	306.1	88.2
Deferred income tax assets	129.4	354.3
Other long-term assets	183.0	144.1
Total assets	$3,408.8	$2,534.4
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$20.8	$12.3
Accounts payable	53.4	61.9
Accrued payroll	123.3	90.8
Accrued interest payable	21.2	23.8
Other current liabilities	145.6	122.8
Total current liabilities	364.3	311.6
Long-term debt, net of current portion	2,110.8	1,505.2
Self-insured risks	98.7	98.2
Other long-term liabilities	37.6	44.0
	2,611.4	1,959.0
Commitments and contingencies
Convertible perpetual preferred stock	93.2	93.2
Redeemable noncontrolling interests	84.7	13.5
Shareholders’ equity:
HealthSouth shareholders’ equity	473.2	344.6
Noncontrolling interests	146.3	124.1
Total shareholders' equity	619.5	468.7
Total liabilities and shareholders’ equity	$3,408.8	$2,534.4

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HealthSouth Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended December 31,
	2014	2013
	(In Millions)
Cash flows from operating activities:
Net income	$281.7	$381.4
(Income) loss from discontinued operations, net of tax	(5.5)	1.1
Adjustments to reconcile net income to net cash provided by operating activities —
Provision for doubtful accounts	31.6	26.0
Provision for government, class action, and related settlements	(1.7)	(23.5)
Depreciation and amortization	107.7	94.7
Amortization of debt-related items	12.7	5.0
Loss on early extinguishment of debt	13.2	2.4
Equity in net income of nonconsolidated affiliates	(10.7)	(11.2)
Distributions from nonconsolidated affiliates	12.6	11.4
Stock-based compensation	23.9	24.8
Deferred tax expense	97.4	6.4
Gain on consolidation of Fairlawn	(27.2)	—
Other	4.8	4.3
(Increase) decrease in assets—
Accounts receivable	(91.6)	(55.1)
Prepaid expenses and other assets	6.5	(4.8)
Increase (decrease) in liabilities—
Accounts payable	5.4	6.4
Other liabilities	(10.4)	4.6
Premium received on bond issuance	6.3	—
Premium paid on redemption of bonds	(10.6)	(1.7)
Net cash used in operating activities of discontinued operations	(1.2)	(1.9)
Total adjustments	168.7	87.8
Net cash provided by operating activities	444.9	470.3

(Continued)	7

HealthSouth Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	For the Year Ended December 31,
	2014	2013
	(In Millions)
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(694.8)	(28.9)
Purchases of property and equipment	(170.9)	(195.2)
Capitalized software costs	(17.0)	(21.3)
Proceeds from sale of restricted investments	0.3	16.9
Proceeds from sale of Digital Hospital	—	10.8
Purchases of restricted investments	(3.5)	(9.2)
Net change in restricted cash	6.8	(3.1)
Other	2.2	0.5
Net cash provided by investing activities of discontinued operations	—	3.3
Net cash used in investing activities	(876.9)	(226.2)
Cash flows from financing activities:
Principal borrowings on term loan	450.0	—
Proceeds from bond issuance	175.0	—
Principal payments on debt, including pre-payments	(302.6)	(62.5)
Principal borrowings on notes	—	15.2
Borrowings on revolving credit facility	440.0	197.0
Payments on revolving credit facility	(160.0)	(152.0)
Principal payments under capital lease obligations	(6.1)	(10.1)
Repurchase of common stock, including fees and expenses	(43.1)	(234.1)
Repurchases of convertible perpetual preferred stock, including fees	—	(2.8)
Dividends paid on common stock	(65.8)	(15.7)
Dividends paid on convertible perpetual preferred stock	(6.3)	(23.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(54.1)	(46.3)
Contributions from consolidated affiliates	—	1.6
Proceeds from exercising stock warrants	6.3	15.3
Other	0.9	5.0
Net cash provided by (used in) financing activities	434.2	(312.4)
Increase (decrease) in cash and cash equivalents	2.2	(68.3)
Cash and cash equivalents at beginning of year	64.5	132.8
Cash and cash equivalents at end of year	$66.7	$64.5

	QTD
	Q4 2014		Q4 2013
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$140.8		$142.3
Interest expense and amortization of debt discounts and fees	(25.7)		(26.5)
Depreciation and amortization	(27.5)		(25.2)
Stock-based compensation expense	(4.6)		(5.8)
Noncash loss on disposal of assets	(1.0)		(1.6)
	82.0		83.2
Certain nonrecurring expenses:
Government, class action, and related settlements	0.9		0.2
Professional fees—accounting, tax, and legal	(1.7)		(1.7)
Loss on early extinguishment of debt	(13.2)		(2.4)
Encompass transaction costs	(9.3)		—
Pre-tax income	58.7		79.3
Income tax expense (1)	(19.3)		(30.5)
Income from continuing operations (2)	$39.4	(3)	$48.8

Basic shares	86.6		86.4
Diluted shares	100.8		100.8

Basic earnings (loss) per share (2)	$0.43		$(0.31)	(4)
Diluted earnings (loss) per share (2)	$0.41		$(0.31)	(4)

(1)	Current income tax expense for the three months ended December 31, 2014 and 2013 was $3.5 million and $3.3 million, respectively.

(2)	Income from continuing operations attributable to HealthSouth

(3)	The Company's effective income tax rate was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn.

(4)	Diluted loss per share are the same as basic loss per share due to antidilution.

	YTD
	2014		2013
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$577.6		$551.6
Interest expense and amortization of debt discounts and fees	(109.2)		(100.4)
Depreciation and amortization	(107.7)		(94.7)
Stock-based compensation expense	(23.9)		(24.8)
Noncash loss on disposal of assets or impairment of assets	(6.7)		(5.9)
	330.1		325.8
Certain nonrecurring expenses:
Government, class action, and related settlements	1.7		23.5
Professional fees—accounting, tax, and legal	(9.3)		(9.5)
Loss on early extinguishment of debt	(13.2)		(2.4)
Gain on consolidation of Fairlawn Rehabilitation Hospital	27.2		—
Encompass transaction costs	(9.3)		—
Pre-tax income	327.2		337.4
Income tax expense (1)	(110.7)	(2)	(12.7)	(3)
Income from continuing operations (4)	$216.5		$324.7

Basic shares	86.8		88.1
Diluted shares	100.7		102.1

Basic earnings per share (4)	$2.40		$2.59	(5)
Diluted earnings per share (4)	$2.24		$2.59	(5)

(1)	Current income tax expense for the year ended December 31, 2014 and 2013 was $13.3 million and $6.3 million, respectively.

(2)	The Company's effective income tax rate was reduced as a result of the nontaxable gain related to its acquisition of an additional 30% equity interest in Fairlawn.

(3)	Includes an approx. $115 million ($1.31 per basic share) benefit related to a settlement with the IRS.

(4)	Income from continuing operations attributable to HealthSouth

(5)	Diluted earnings per share are the same as basic earnings per share due to antidilution.

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013
	(In Millions)
Net income	$57.5	$64.2	$281.7	$381.4
(Income) loss from discontinued operations, net of tax, attributable to HealthSouth	(2.7)	(0.1)	(5.5)	1.1
Provision for income tax expense	19.3	30.5	110.7	12.7
Interest expense and amortization of debt discounts and fees	25.7	26.5	109.2	100.4
Loss on early extinguishment of debt	13.2	2.4	13.2	2.4
Professional fees—accounting, tax, and legal	1.7	1.7	9.3	9.5
Government, class action, and related settlements	(0.9)	(0.2)	(1.7)	(23.5)
Net noncash loss on disposal or impairment of assets	1.0	1.6	6.7	5.9
Depreciation and amortization	27.5	25.2	107.7	94.7
Stock-based compensation expense	4.6	5.8	23.9	24.8
Net income attributable to noncontrolling interests	(15.4)	(15.3)	(59.7)	(57.8)
Gain on consolidation of Fairlawn Rehabilitation Hospital	—	—	(27.2)	—
Encompass transaction costs	9.3	—	9.3	—
Adjusted EBITDA	$140.8	$142.3	$577.6	$551.6

8

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
	(In Millions)
Net cash provided by operating activities	$70.2	$100.9	$444.9	$470.3
Impact of discontinued operations	0.2	0.5	1.2	1.9
Net cash provided by operating activities of continuing operations	70.4	101.4	446.1	472.2
Capital expenditures for maintenance	(26.1)	(20.5)	(92.0)	(74.8)
Dividends paid on convertible perpetual preferred stock	(1.6)	(5.8)	(6.3)	(23.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(14.5)	(12.2)	(54.1)	(46.3)
Nonrecurring items:
Premium received on bond issuance	—	—	(6.3)	—
Premium paid on redemption of bonds	10.6	1.7	10.6	1.7
Encompass transaction costs	2.0	—	2.0	—
Cash paid for:
Professional fees—accounting, tax, and legal	1.3	1.7	8.6	7.0
Government, class action, and related settlements	3.3	—	2.7	(5.9)
Adjusted free cash flow	$45.4	$66.3	$311.3	$330.9

For the three months ended December 31, 2014, net cash used in investing activities was $713.6 million and resulted primarily from the acquisition of Encompass. Net cash provided by financing activities during the three months ended December 31, 2014 was $438.8 million and resulted primarily from draws under the revolving and expanded term loan facilities of the Company's credit agreement to fund the acquisition of Encompass offset by the redemption of the Company's existing 7.25% Senior Notes due 2018.
For the three months ended December 31, 2013, net cash used in investing activities was $29.0 million and resulted primarily from capital expenditures. Net cash used in financing activities during the three months ended December 31, 2013 was $72.4 million and resulted primarily from net debt payments, dividends paid on the Company's common stock and convertible perpetual preferred stock, and distributions paid to noncontrolling interests of consolidated affiliates.
For the year ended December 31, 2014, net cash used in investing activities was $876.9 million and resulted primarily from the acquisition of Encompass. Net cash provided by financing activities during the year ended December 31, 2014 was $434.2 million and resulted primarily from draws under the revolving and expanded term loan facilities of the Company's credit agreement to fund the acquisition of Encompass offset by the redemption of the Company's existing 7.25% Senior Notes due 2018.
For the year ended December 31, 2013, net cash used in investing activities was $226.2 million and resulted primarily from capital expenditures and the acquisition of Walton Rehabilitation Hospital. Net cash used in financing activities during the year ended December 31, 2013 was $312.4 million and resulted primarily from repurchases of common stock as part of the tender offer completed in the first quarter of 2013.

Statements contained in this press release which are not historical facts, such as those relating to the financial guidance, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth’s plan to repurchase its debt or equity securities, dividend strategies or payments, effective income tax rates, HealthSouth’s business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth’s common or preferred stock as it affects the Company’s willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS‑OIG investigations and any matters related to yet undiscovered issues, if any, at Encompass; any adverse effects on HealthSouth’s stock price resulting from the integration of Encompass; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth’s information systems, including unauthorized access to or theft of patient or other sensitive information as well as unforeseen issues, if any, related to integration of Encompass’ systems; the ability to successfully complete and integrate the acquisition of Encompass, including realization of anticipated revenues, cost savings, tax benefits, and productivity improvements arising from the related operations and avoidance of unforeseen exposure to liabilities; significant changes in HealthSouth’s management team; HealthSouth’s ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth’s services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth’s response thereto; HealthSouth’s ability to obtain and retain favorable arrangements with third-party payors; HealthSouth’s ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth’s labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth’s ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth’s SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2014, when filed.

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